UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      September 20, 2012

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

7.01 Regulation FD Disclosure

On September 20, 2012, MasterCard Incorporated (the “Company”) will host a meeting for members of the investment community. As part of discussions at the meeting, the Company is providing the following 2013-2015 longer-term performance objectives (on a constant currency basis and excluding future acquisitions):

—	Net revenue compound annual growth rate (“CAGR”) of 11-14%;
—	Annual operating margin of a minimum of 50%; and
—	Earnings per share CAGR of at least 20%.

At the meeting, the Company will provide additional context with respect to the above performance objectives, including its expectations around the currently weak global economic environment. The Company also assumes that there will not be any further deterioration in the U.S. economy or more significant problems within the Eurozone. Based on these expectations, the Company expects that net revenue growth in the early part of the 2013-2015 period may be slightly below the 11-14% range and, in later years, net revenue growth could be at the higher end of this range, assuming that the global economy could return to a more stable environment.

Presentation materials for the meeting are attached hereto as Exhibit 99.1. The descriptions of longer-term performance objectives set forth above and all information set forth in the attached presentation materials is furnished but not filed.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	MasterCard Incorporated Investor Presentations, dated September 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: September 20, 2012	By	/s/ Bart S. Goldstein
Bart S. Goldstein Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	MasterCard Incorporated Investor Presentations, dated September 20, 2012.